Exhibit 99.1



     Trex Company Reports 29% Revenue Growth in Second Quarter


    WINCHESTER, Va.--(BUSINESS WIRE)--July 28, 2003--Trex Company, Inc. (NYSE: TWP), manufacturer of Trex(R) decking and railing, today announced financial results for the second quarter ended June 30, 2003.
    Net sales for the quarter increased to $59.2 million from $45.9 million in the second quarter of 2002. Net income increased to $6.5 million from $5.6 million in the same period last year. On a fully diluted per share basis, net income for the quarter rose to $0.44 per share from $0.39 per share in 2002.
    President Robert Matheny commented, "Trex was successful in either meeting or exceeding our financial goals for the second quarter of 2003 despite the adverse weather conditions that negatively affected building activities all along the East Coast of the U.S. Our SG&A expenses, which totaled $15.9 million, represented 27% of sales. Consistent with previous announcements, this included increased branding expenditures designed to help us expand our leadership position in non-wood decking.

    "To fulfill our goal of telling more people about Trex and the many benefits of our product, we have augmented our print and television placements by participating in more than 300 home and trade shows since January. This effort was highlighted in the second quarter by our strong presence at the Pacific Coast Builders Conference, held in San Francisco in June.

    "To fulfill our goal of making Trex easier to buy, we have increased the number of dealers who sell Trex to 3,300 and expanded the number of qualified TrexPros(TM), our contractor partners, to 2,700; 47% more than at year-end 2002.
    "In recent months, we have also increased our activity with home builders and sold product for use in a number of showcase projects. Among the most prominent are the Disney Saratoga Springs Resort Boardwalk, the Tahoe City, California Commercial Pier, and portions of Yosemite National Park.
    "We are pleased with the progress we are making in our many initiatives and, as a result, are maintaining our guidance for the year, which calls for revenue to exceed $200 million and earnings to range between $1.63 and $1.66 per share."

    About Trex Company

    Trex Company is the nation's largest manufacturer of non-wood decking, which is marketed under the brand name Trex(R). Trex Wood-Polymer(R) lumber offers an attractive appearance and the workability of wood without the ongoing need for protective sealants or repairs. Trex decking and railing is manufactured in a proprietary process that combines waste wood fibers and reclaimed polyethylene and is used primarily for residential and commercial decking. The Company sells its products through approximately 90 wholesale distribution locations, which in turn sell Trex decking to approximately 3,300 independent contractor-oriented retail lumberyards across the United States.
    For a Trex decking and railing dealer near you, call 1-800-BUY-TREX (289-8739) or for dealers and product details, visit www.trex.com.

    Trex(R) and Trex Wood-Polymer(R) are trademarks of Trex Company, Inc., Winchester, Va.

    Note: The Company has scheduled a conference call to discuss second-quarter results for 11:00 a.m. EDT on July 29. A live webcast of the conference call will be available to all investors at the Trex Company web site at www.trex.com. The call will also be simulcast at www.streetevents.com. For those who cannot listen to the live broadcast, an audio replay of the call will be available on these web sites for 30 days. A telephone replay of the call will also be available from 12:00 p.m. EDT on July 29 until 12:00 a.m. EDT on August 5. To listen to the telephone replay, dial 800-642-1687 (706-645-9291 outside the U.S.) and enter conference ID number 1552667.

    The statements in this press release regarding the Company's expected sales performance and operating results, its projections of revenues and earnings, its anticipated financial condition and its business strategy constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products, the sensitivity of the Company's business to general economic conditions, and the highly competitive markets in which the Company operates. The Company's report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2003 discusses some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.



                          TREX COMPANY, INC.
           Condensed Consolidated Statements of Operations
           (In thousands, except share and per share data)
                             (Unaudited)


                             Quarter Ended          Six Months Ended
                                June 30,                June 30,
                             2002        2003        2002        2003
                       ----------- ----------- ----------- -----------

Net sales                 $45,924     $59,198     $97,920    $127,876

Cost of sales              21,676      32,300      53,710      71,220
                       ----------- ----------- ----------- -----------

Gross profit               24,248      26,898      44,210      56,656

Selling, general and
 administrative
 expenses                  11,823      15,903      18,959      28,462
                       ----------- ----------- ----------- -----------

Income from operations     12,425      10,995      25,251      28,194

Interest expense,  net     (3,341)       (884)     (5,811)     (1,797)
                       ----------- ----------- ----------- -----------

Income before taxes         9,084      10,111      19,440      26,397

Income taxes                3,454       3,578       7,390       9,767
                       ----------- ----------- ----------- -----------

Net income                 $5,630      $6,533     $12,050     $16,630
                       =========== =========== =========== ===========

Fully diluted earnings
 per common share           $0.39       $0.44       $0.84       $1.13
                       =========== =========== =========== ===========


Weighted average fully
 diluted shares
 outstanding           14,404,296  14,751,928  14,343,799  14,663,715
                       =========== =========== =========== ===========



                          TREX COMPANY, INC.
                Condensed Consolidated Balance Sheets
                  (In thousands, except share data)


                                                 31-Dec-02  30-Jun-03
                                                 --------- -----------
                                                           (unaudited)
ASSETS
Current  assets:
    Cash and cash equivalents                     $14,893     $21,629
    Trade accounts receivable                         840      21,947
    Inventories                                    22,429      15,981
    Prepaid expenses and other assets               1,395       1,970
    Deferred income taxes                           2,269       2,256
                                                 --------- -----------
        Total current  assets                      41,826      63,783
                                                 --------- -----------
Property, plant and equipment, net                133,570     135,385
Goodwill, net                                       6,837       6,837
Other  assets                                       1,323       1,698
                                                 --------- -----------
        Total assets                             $183,556    $207,703
                                                 ========= ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Trade accounts payable                        $10,056     $11,673
    Accrued expenses                                6,089       3,735
    Income taxes payable                              114       1,202
    Other current liabilities                         638       1,085
    Current portion long-term debt                    795         873
                                                 --------- -----------
        Total current liabilities                  17,692      18,568
                                                 --------- -----------
Deferred income taxes                               9,915      11,008
Debt-related derivatives                            2,773       3,013
Long-term debt, net of current portion             54,401      53,917
                                                 --------- -----------
        Total liabilities                          84,781      86,506
                                                 --------- -----------
Stockholders' equity:
    Preferred stock, $0.01 par value, 3,000,000
     shares authorized; none issued and
     outstanding                                       --          --
    Common stock, $0.01 par value, 40,000,000
     shares authorized; 14,297,711 and 14,676,322
     shares issued and outstanding at December
     31, 2002 and June 30, 2003                       143         147
    Additional capital                             49,354      55,006
    Retained earnings                              53,397      70,027
    Deferred compensation                          (2,400)     (2,115)
    Accumulated other comprehensive net loss       (1,719)     (1,868)
                                                 --------- -----------
         Total stockholders' equity                98,775     121,197
                                                 --------- -----------
         Total liabilities and stockholders'
          equity                                 $183,556    $207,703
                                                 ========= ===========




                          TREX COMPANY, INC.
           Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                             (Unaudited)


                                                     Six Months Ended
                                                         June 30,
                                                        2002     2003
                                                    --------- --------
OPERATING ACTIVITIES
Net income                                           $12,050  $16,630
Adjustments to reconcile net income to net cash
 provided by
    operating activities:
Depreciation and amortization                          4,479    6,075
Other non-cash charges                                 4,867    1,822
Changes in operating assets and liabilities           13,923  (15,148)
                                                    --------- --------

Net cash provided by operating activities            $35,319   $9,379
                                                    --------- --------

INVESTING ACTIVITIES                                   ($952) ($7,891)
                                                    --------- --------

FINANCING ACTIVITIES                                ($28,638)  $5,248
                                                    --------- --------

Net increase in cash and cash equivalents             $5,729   $6,736
Cash and cash equivalents at beginning of period          $-  $14,893
                                                    --------- --------

Cash and cash equivalents at end of period            $5,729  $21,629
                                                    ========= ========



    CONTACT: Trex Company, Inc.
             Robert G. Matheny, 540-542-6300
              or
             Lippert/Heilshorn & Associates
             John Nesbett / Harriet Fried
             212-838-3777